        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 16 , 2007

                      Registration No.

        U.S. Securities and Exchange Commission Washington, D.C. 20549

                                   FORM SB-2/A

                              Amendment Number 9

                             Commission File Number: 333-119146

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             QUANTUM VENTURES, INC

               (Name of small business issuer in its charter)

      NEVADA                         7380                Applied for

(State or other jurisdiction of  (Primary Standard    (I.R.S. Employer

incorporation or organization)        Industrial       Identification

                                 Classification Code        No)

                                       Number)

                        8926 Shepherd Way

                        Delta BC, Canada, V6C 4K1

                        Telephone: 604-783-5865

       (Address and telephone number of principal executive offices)

                       Copies of Communications to:

                       Joseph I. Emas, Attorney at Law

                       1224 Washington Avenue

                       Miami Beach, Florida 33139

                       Telephone: 305-531-1174

                       Fax: 305-531-1274

                 ------------------------------------------

                       Nevada Agency & Trust Company

                       50 West Liberty Street, Suite 880

                       Reno, Nevada, 89501

                       (775) 322-0626

      (Name, address and telephone number of agent for service)

                   ___________________________

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration

     Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.

                                                       |__|____________

                       CALCULATION OF REGISTRATION FEE

Title of each                   Proposed        Proposed

class of                        maximum         maximum

securities        Amount to be  offering price  aggregate   Amount of

to be registered  registered    per unit (1)    price (2)   registration fee(2)

Common Stock      8,650,000      $0.01           $86,650      $11.08

                    shares

(1) Based on last sales price on June 30, 2004, and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457

(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the

Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the

Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated April 16 , 2007

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and our selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

QUANTUM VENTURES INC.

(A Development Stage Company)

8926 Shepherd Way

Delta BC, Canada, V6C 4K1

Telephone: 604-783-5865

8,650,000 SHARES OF COMMON STOCK

   ----------------

This prospectus covers 8,650,000 shares of Quantum Ventures Inc. common stock to be offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at no less than $.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted, whether by reason of an exemption or registration by coordination. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors" on pages 5 – 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

- ----------------

The Date of this Prospectus is: April 16 , 2007.

PART I  PROSPECTUS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

FINANCIAL STATEMENTS.................................................F2-

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", the "company" and similar terms refer to Quantum Ventures, Inc.

Quantum Ventures, Inc.

Quantum Ventures, Inc. is a corporation formed under

the laws of the State of Nevada, whose principal executive offices are located at 8926 Shepherd Way Delta BC, Canada.  Our telephone number is 604-783-5865

Our Business and Business Strategy

We are a development stage company.  We have produced no revenues to date, and have not begun revenue producing activities.  We have had extremely limited operations and have relied on the sale of our securities and loans or capital infusions from our officers and directors to fund our operations to date. Our auditors have included in their report covering our financial statements for the period from incorporation to December 31, 2006, that there is substantial doubt about our ability to continue as a going concern. Our business plan is to further develop and commercialize the MediFlow Software Program, a medical tracking software program that will assist healthcare professionals in diagnosing and recommending treatment for patients.  Mediflow scans keywords of a healthcare professional’s input and compares it to an indexed database utilizing both Heuristic and Boolean ( See Glossary ) logical algorithms.   The software compares the disease database looking for matching symptoms, analyzes the true phase (during current treatment), and the medications or other treatments being used.  It then matches the results with models found in the database, flagging any abnormalities in both the diagnosis and treatment, and suggesting a solution.

MediFlow has the capability to also provide third-party specialists with HIPAA-compliant access to patient information for their review and recommendations.    Access can be provided through the interactive use of text, audio, pictures or video both encapsulated and streaming; currently, the software supports both Audio and Visual access through .wav files, allowing it to also interface with third party software to make these features functional.

Software functionality is dependent on the accurate input of patient data.

Software gateways are open to add modules to and for database integration, by permitting searches of the healthcare professional’s database and third-party databases. We may lease or acquire a third party data base to improve existing functionality and for marketing purposes.  At present, costs associated with such lease or acquisition is not known.

We plan to market our software as a service to Doctors and other health professionals in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the Heath Care community.

Our plan is to earn revenue from the sale of our software product.

We acquired the prior development and prototype for the MediFlow Software Program through our wholly owned subsidiary QV Ventures Ltd. a British Columbia  Corporation, in a series of transactions with  3493734 Manitoba , Ltd., a company managed by Larry Cherrett of Winnipeg , Manitoba , Canada. 3493734 Manitoba Ltd. Obtained the rights to the software from World Star Holdings, Ltd., in payment of a debenture. There is no relationship between the Company or the Company’s Management with Larry Cherrett, 3493734 Manitoba Ltd. or World Star Holdings or Starcom Technologies ..

We have continued testing, and have commenced web site development since acquiring Mediflow. Our development plan calls first for completion of a web and demonstration site ; the website should be completed in April 2007, and the demonstration site will be completed as funding permits .. To complete our plan we will need to hire additional staff and technical consultants and invest in additional c omputers and s ervers.

Glossary of terms

Boolean: Boolean searches are named for Boolean algebra, which was developed by the British mathematician George Boole (1815-1864). It was designed to manipulate symbols by a purely algebraic method, without regard for any particular interpretation, but to reflect basic laws of thought. The term now refers to abstract symbols, and is applied to both the areas of probability and to computer design and search algorithm functions.

The key Boolean search terms are "AND", "OR", and "NOT".. They from a set of logical operators which allow control over the dimension of the search when two or more are used. That is, it helps the search engine to narrow choices, by eliminating things which may coincidentally contain a word you chose for the search, but have little to do with what you are actually looking for. Two words joined by AND have the effect of restricting a search, since both words must be present for the search engine to report it to you. Two words joined by OR has the effect of expanding the search more widely, since only one term must be present for a successful hit.

The MediFlow software has incorporated an additional logical operator, NEAR. Depending on the algorithm, the use of the term will find two words within X-number of words from one another, theoretically, improving your chances for a successful hit. This algorithm allows the search of the medical database for a series of best fit matches that narrows the results.

      Heuristic: The term heuristic is used for algorithms which find solutions        among all possible ones, but they do not guarantee that the best will be found, therefore they may be considered as approximately and not accurate algorithms. These algorithms, usually find a solution close to the best one and they find it fast and easily. Sometimes these algorithms can be accurate, that is they actually find the best solution, but the algorithm is still called heuristic until this best solution is proven to be the best.  Mediflow uses this approach to narrow the Bolean results to a single coordinated result.

Summary Financial Data

We incurred a loss in the amount of for the period from incorporation to

December 31, 2006 of $75,426 .. At December 31, 2006 our working capital was $ 17,074

Securities Being Offered         8,650,000 shares of common stock.

Securities Issued

And to be Issued                 14,650,000 shares of common stock are

                                 issued and outstanding as of the date

                                 of this prospectus. We are paying the

                                 costs of this offering. All of the common

                                 stock to be sold under this prospectus

                                 will be sold by existing stockholders.

Use of Proceeds                  We will not receive any proceeds from

                                 the sale of the common stock by the

                                 selling stockholders.

                          RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the market value and trading volume of our common stock could both decline, and investors may lose all or part of their investment. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all material risks contained in this prospectus, before purchasing shares in the company.

If we do not obtain additional financing, our business plan will fail.

We currently have insufficient capital to meet our business plan.  As set out in more detail below, we are obliged to spend at least $255,000 in further development of the software or risk losing our rights thereto.  We also have budgeted in excess of $100,000 for further enhancements and development of the software as well as for marketing expenses.    We cannot assure that we will be able to raise capital or develop sufficient revenues.  In the absence of additional financing and obtaining additional capital, there remains the risk that you could lose your entire investment and our business would fail.

Any additional financing will likely significantly dilute your equity interest in our stock.

We hope to raise additional f unding through public or private offerings of debt or equity securities.  A ny financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities.  Given our weak financial condition , the terms upon which capital may be available could well involve substantial dilution to our stockholders, which

m ay significantly reduce the value of your investment in our shares.

There is currently no market for our common stock and there can be no assurance that a market for our common stock will ever develop. I nvestors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever develop, or that broker-dealers will be permitted to publish quotations for our shares.  Upon the effectiveness of our registration statement, we will meet the Eligibility Rules permitting publication of quotations through the Over-the-Counter Bulletin Board, and w e anticipate that one or more NASD member broker-dealers will submit a Form 211 to NASDAQ to allow such publication.   We cannot assure you that our common stock will be traded on the OTCBB or, if traded, that a competent active market will develop such that investors could be assured of liquidity. And if a market for our stock does not develop you could lose your entire investment.

We have limited operating history and there is very little information on our company which limits your ability to evaluate our company.

We are a development-stage company with limited prior business operations and no revenues to date. We commenced our operations on April 14, 2004. We are presently engaged in development of software that we intend to market to Doctors and healthcare professionals in the U.S. and Canada. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have accomplish ed the following:

•

Completed organizational activities;

•

Develop ed and complete d our business plan;

•

Obtain ed interim funding;

•

Engage d and retain ed consultants for professional services and software development; and

•

Developed an Internet website (launch April 2007) ;

Failure to obtain funding for continued development and marketing would result in us having difficulty realizing revenue or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may lose your entire investment.

As a result of a deficit of $ 75,426 through December 31, 2006 and our limited working capital, our auditors have raised a substantial doubt as to our ability to continue as a going concern.

As at December 31, 2006, we had $ 17,074 of working capital on hand. For the period from incorporation April 14, 2004 through December 31, 2006 we incurred a deficit of $ 75,426 .. We expect to lose more money as we continue development , market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a ny amount of revenue or realize a profit, or, if we do, that we will be able to continue earning such revenues and profit. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we are unable to develop our web site and demonstration site or develop a market for our software, our ability to generate revenue would be limited.

We are completing development of our web site , and expect to be on-line in April 2007.  We will also need to complete development and launch of our demonstration site to market our products and services.    We will also have to complete testing of both our web site and demonstration site prior to commencing full commercial operations in order to ensure that the sites are functioning properly and are capable market ing our products and services ..  We have not yet earned any revenues and we will not be able to earn any revenues until we begin marketing our Mediflow product.

We rely on our Mr. Desmond Ross and Ronald Nittritz who do not devote their full business time to our business.

We have only two directors and we rely principally on Mr. Desmond Ross , our President and Chief Executive Officer, for his entrepreneurial skills and experience and to implement our business plan. Mr. Ross does not devote full time and attention to our affairs , which could result in delays in implementing our business plan. Our success depends on Mr. Ross’ continued efforts, and if services we were to lose Mr. Ross, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to our company.  We do not currently carry a key-man life insurance policy on Mr. Ross, which would assist us in recouping our costs in the event of his death .. Moreover, we do not have an employment agreement with any of our directors or officers , including Mr. Ross. Accordingly, if Mr. Ross does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

If we fail to provide protection for our Intellectual Property we may be subject to infringement or the illegal transfer of our software

Failure to provide adequate protection our proprietary rights in the from of confidentiality agreements, copy rights, trademarks or patents could expose us to infringement claims, pirating or the conversion of our rights by other s , significantly harming our competitive position and decreasing our revenues or causing our business to fail. At the time of filing there were no protections in place for our intellectual property.

We have confidentiality agreements with s ome but not all of our technical consultants, and there is a risk that proprietary information could be disclosed to and used by other parties causing the failure of or irreparable harm to our b usiness.

Some of our technical consultants have not entered into confidentiality agreements, which increases the risks of an improper transfer of aspects of our software, including the underlying code ,  or the disclosure of pertinent information to others, including our competitors.   .. Such transfer or disclosure could cause the failure of or irreparable harm to the C ompany and its business .

We may not be able to generate revenues as we are currently dependent on the Mediflow software program as our only source of revenue.

We will rely solely on the Mediflow software program to generate revenues . We do not have an alternate software program or an alternative business to generate revenue and are not seeking either at this time. If the Mediflow software program is inoperable or if the prospective market for the Mediflow software program does not develop, this could result in the company not having the ability to generate revenue, causing our business to fail.

If our Mediflow software program contains programming errors or defects, it would adversely affect our reputation and cause us to lose customers.

Software design and development involves application of numerous computer skills and disciplines, including functional analysis, coding, debugging, and system integration .  There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations.  Our software program may develop system errors or defects or security failures that cause harm to our users ’ data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, retain existing customers or develop new customers.

If we are not able to adapt to rapid technology changes affecting our software program, web and demonstration sites and continually upgrade the Mediflow software program, we may not be able to attract or retain customers and our business will fail.

We will be required to update and refine our software program, web and demonstration sites continually once we complete development in order to address technological changes. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements.   Because of our limited staff and funding, among other things, w e may be unable to respond quickly or effectively to these changes. The Company is currently commencing making additional program revisions to our software, without these upgrades to our software program there may be technological advances that may render the software incompatible with current operating systems or will make the software obsolete, with costs that could adversely affect our business, the results of our operations, prospects and financial condition. If we are unable to update and refine our software and services once development is complete in response to technological changes, we may then not be able to attract or retain customers and our business will fail.

Because our directors and officers lack experience in operating the software development and distribution business, our business may fail.

Due to the fact that our officers and directors lack experience in operating this type of business, there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business could fail.

Because Desmond Ross, our President controls approximately 40.96% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Desmond Ross , our President, Chief Executive Officer and one of two directors,  own s 40.96% of the outstanding shares of our common stock.  Accordingly, he will have almost complete control with respect to corporate transactions and business decisions.  The interests of Mr. Ross and may differ from the interests of the other stockholders, and since he ha s the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law limit non-consensual takeover efforts and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage an acquisition, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Since we are a development stage company and have not begun revenue producing activities in that we have not commercialized our software program, we may be considered a “blank check company”.

Given our specific business plan and operations, we do not consider ourselves to be a "blank check company" as that term is defined in Regulation C, Rule 419(a) (2) under the Securities Act of 1933. However, in the event we cannot develop our software, we may seek to expand our business through acquisitions of other companies that operate in our industry, which may result in our being deemed a blank check registrant.  We are not, however, party to any agreement with any third party for any acquisitions, and given our limited resources we may have difficulty closing the acquisition of any target companies we may identify in the future.

Because we are subject to the "penny stock" rules, the tradability of our common stock will be limited, which may make it more difficult for investors to sell their shares.

We are subject to "penny stock" regulations and even if a market for our common stock ever develops, unless the trading price of our common stock is  $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act.  Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock.  The market price of our shares would likely suffer as a result.  A market in our common stock may never develop due to these factors.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to:

Our ability to obtain a meaningful degree of consumer acceptance for software programs now and in the future;

Our ability to market our software programs at competitive prices now and in the future;

Our ability to maintain brand-name recognition for our software programs now and in the future;

Our ability to maintain an effective distributors network,

Our success in forecasting demand for our software programs now and in the future;

Our ability to maintain pricing and thereby maintain adequate profit

Margins; and

Our ability to obtain and retain sufficient capital for future operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                       SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 8,650,000 shares of common stock offered through this prospectus. We are paying for the costs of this offering and is estimated at being $26,011 of which we have spent $20,500 to date.

The shares include the following:

8,650,000 shares of our common stock that the selling

stockholders acquired from us in an offering conducted in reliance on Regulation S of the Securities Act of 1933, which was completed on June 30, 2004.

To our knowledge no selling security holder or any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Each of the selling shareholders has represented that he (or it) has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

 The following table provides information regarding the

     beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this

         offering;

     2.  the total number of shares that are to be offered

         for each;

     3.  the total number of shares that will be owned  by

         each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity

         that owns the shares.

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holder’s       offering       offering

                                 account

- ------------------------------------------------------------------------------

Rita Reykdal         210,000    210,000         Nil             Nil

661 Dalhousie Cres.

Edmonton Alberta

Canada

Barret Reykdal       290,000    290,000         Nil             Nil

661 Dalhousie Cres.

Edmonton Alberta

Canada

David Luscombe       240,000    240,000         Nil             Nil

23 Braeside Cres.

Sherwood Park

Alberta, Canada

Cathy Luscombe       110,000    110,000         Nil             Nil

23 Braeside Cres.

Sherwood Park

Alberta, Canada

Albert Rosanova      250,000    250,000         Nil             NIl

10118-158th St. NW

Edmonton Alberta

Canada

Cleo Rowein          170,000    170,000         Nil             Nil

207 Kingfisher Bay

Sherwood Park

Alberta Canada

Susan Rowein          80.000     80,000         Nil             Nil

207 Kingfisher Bay

Sherwood Park

Alberta Canada

TABLE IS CONTINUED FROM PAGE 11

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holder’s       offering       offering

                                 account

- ------------------------------------------------------------------------------

Antonio Sansano      200,000    200,000        Nil            Nil

8611-141 Avenue

Edmonton Alberta

Canada

Valeria Sansano      290,000    290,000        Nil            Nil

9005-156 Avenue

Edmonton Alberta

Canada

David Humen          250,000    250,000        Nil            Nil

10995-152 Street

Edmonton Alberta

Canada

Ashli Jomha           80,000      80,000       Nil            Nil

803 Ormsaly Close

Edmonton Alberta

Canada

Marwan Jomha         140,000     140,000       Nil            NIl

803 Ormsaly Close

Edmonton Alberta

Canada

Don Weber            300,000     300,000       Nil            Nil

13108 Churchill

Crescent

Edmonton Alberta

Canada

Murray J. Lange      200,000     200,000       Nil            Nil

105 Nottingham

Harbour

Sherwood Park

Alberta, Canada

Alison Davies        160,000     160,000       Nil            Nil

13108 Churchill

Crescent

Edmonton Alberta

Canada

David Gusta           50,000     50,000         Nil             Nil

13032-158 Avenue

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 12

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holder’s       offering       offering

                                 account

- ------------------------------------------------------------------------------

Janice Baker         120,000      120,000      Nil            Nil

6840- 104 Street

NW Edmonton

Alberta, Canada

Stephen Baker        280,000      280,000      Nil            Nil

6840- 104 Street

NW Edmonton

Alberta, Canada

K. Jill Ross         300,000       300,000     Nil            Nil

Box 6 Site 8 RR1

Calahoo Alberta

Canada

C. K. Ross           300,000       300,000     Nil            Nil

Box 6 Site 8 RR1

Calahoo Alberta

Canada

T. Marshall Sadd     250,000       250,000     Nil            Nil

13415-83 Avenue

Edmonton Alberta

Canada

Lisa Sadd            140,000        140,000    Nil            NIL

13415-83 Avenue

Edmonton Alberta

Canada

Waltraut Tiemstra    165,000       165,000     Nil            Nil

15101 Rio Terrace

Drive Edmonton

Alberta, Canada

Karl Tiemstra        270,000       270,000     Nil            NIL

14519-84 Avenue

Edmonton Alberta

Canada

Warren Tiemstra      290,000       290,000     Nil            Nil

15417 Rio Terrace

Drive Edmonton

Alberta, Canada

Ken Rispler          600,000     600,000        Nil             Nil

965 Cedar Street

Sherwood Park

Alberta, Canada

TABLE IS CONTINUED FROM PAGE 13

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holder’s       offering       offering

                                 account

- ------------------------------------------------------------------------------

Laureen Tiemstra      270,000     270,000      Nil            Nil

15417 Rio Terrace

Drive Edmonton

Alberta, Canada

Harold Tiemstra       165,000     165,000      Nil            NIl

15101 Rio Terrace

Drive Edmonton

Alberta, Canada

Gordon Reykdal        260,000     260,000      Nil            Nil

9112 Valleyview

Drive Edmonton

Alberta Canada

Carrie Reykdal        190,000     190,000      Nil            Nil

9112 Valleyview

Drive Edmonton

Alberta Canada

Damon Ross            300,000     300,000      Nil            Nil

14 Rosetree Road

NW Calgary Alberta

Canada

Caroline May Ross     280,000     280,000      Nil            Nil

14 Rosetree Road

NW Calgary Alberta

Canada

Nadr M. Jomha         300,000     300,000      Nil            Nil

Professional

Corporation

8215-112 Street

Suite 1002

Edmonton Alberta

Canada

Alan Olinyk          300,000    300,000         Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 14

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holder’s       offering       offering

                                 account

- ------------------------------------------------------------------------------

Jeanette Olinyk       300,000    300,000         Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

Kirsten Olinyk         35,000      35,000        Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

Jason Olinyk           35,000      35,000        Nil            Nil

107 Hayward

Crescent

Edmonton Alberta

Canada

Barclay Pearce        280,000      280,000       Nil            Nil

356 Heritage

Drive Sherwood Park

Alberta Canada

Jeff Erlam            100,000      100,000       Nil            Nil

10715-48 Street

Edmonton Alberta

Canada

Brenda Erlam          100,000      100,000       Nil            Nil

10715-48 Street

Edmonton Alberta

Canada

The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,650,000 shares of common stock outstanding on the date hereof.

Family Relationships

C. K. Ross and K. Jill are the father and mother of Desmond Ross the president of the company. As well, Damon Ross and Caroline May Ross are husband and wife and Damon is the brother of Desmond the company’s President. Jeff Erlam and Brenda Erlam are husband and wife, Stephen Baker and Janice Baker are husband and wife, Marwan Jomha and Ashli Jomha are husband and wife and Nadr Jomha is the Brother of Marwan Jomha. David Luscombe and Cathy Luscombe are husband and wife, Alan Olinyk and Jeanette Olinyk are husband and wife, Kirsten Olinyk and Jason Olinyk are their children. Gordon Reykdal and Carrie Reykdal are husband and wife, Barret Reykdal and Rita Reykdal are husband and wife, Barret Reykdal is the brother of Gordon Reykdal.  Cleo Rowein and Susan Rowein are sisters. Antonio Sansano and Valeria Sansano are husband and wife, Marshall Sadd and Lisa Sadd are husband and wife. Waltraut Tiemstra, Karl Tiemstra, Warren Tiemstra are brothers, Laureen Tiemstra is the wife of Warren Tiemstra and Harold Tiemstra is the son of Waltraut Tiemstra.

PLAN OF DISTRIBUTION

Our common stock was initially offered and sold to non-U.S. Persons pursuant to Rule 903 of Regulation S (Category 3) of the Securities Act .. . Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S , and we did not engage in any U.S-directed sales efforts ..  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell our securities only in accordance with the provisions of Regulation S , which prohibit sales to or for the benefit of a U.S. person, except pursuant to an effective registration statement or an available exemption from registration, and agree d not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S , which, among other things, precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and , accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers .

After we become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and comply with the OTCBB Eligibility Rules, we anticipate assisting one or more NASD-member broker-dealers in submitting a Form 211 to NASDAQ, to permit the quotation of our shares through the OTCBB.    In addition, we intend to submit information to Standard and Poor ’ s or Mergent to permit State exemptions permitting the resale of our securities in such States that provide a registration statement with the “blue chip”   security exemption for non-issuer sales.  If necessary, we will also file this registration statement with regulators of other states, seeking registration by coordination.  We estimate the cost of Standard and Poor’s or Mergent listing at approximately $5,000. Depending on our ability to effect blue sky compliance, potential investors residing in the United States may not be able to trade in the shares of the Company.

Our share price was determined by the speculative nature of an investment in the C ompany and the price shareholders were willing to pay.   The selling shareholders will offer and sell their shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The initial offering is based on recent sales at $0.01 per share in May and June of 2004 ; the sales price was established by the Company’s board of directors and can only be considered as arbitrarily set .. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the C ompany’s shares will ever be quoted on any market or exchange.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or

on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we have agreed to file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus.  In addition, upon engaging a broker-dealer we will also file such agreement and all other documents required with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

We have told our selling shareholders that at the time any of them makes a  particular offer of the securities a prospectus shall  be delivered, to the extent that the prospectus delivery rules apply.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti- manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of this offering of common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to these rules unless the trading price of our common stock is not less than $5.00 per share or our securities otherwise qualify.

The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

                           LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Our officers and Directors do not currently receive any compensation for their services in acting as directors and there are no employment contracts with our officers and  directors and at this time.

                                                           Director

Name                  Age      Position                      Since

- --------------------------------------------------------------------

Desmond Ross        40      Chief Executive Officer,         2004

                            President and Director

                            Principal Accounting Officer

Ronald Nittritz     50      Secretary, Treasurer and

                            Director                         2004

Biographical Information

Desmond Ross, our founder, has served as the our President, Chief Executive Officer and Chief Financial and Accounting Officer and a director continuously since April 14, 2004. Mr. Ross is currently involved as an owner in several enterprises including, Auto Details Inc. an automobile maintenance and appearance company, which he formed in 1993.  Mr. Ross was the owner and manager of The Screaming Kettle, a restaurant, from 1998, until he sold in 2001.  eat café/bistro And sold this enterprise in 2001. Mr. Ross manages commercial and residential properties through 876680 Alberta Ltd., and is a partner in Custom Business Machines Inc., and several entertainment venues, including The Standard Night Club, and Hudson’s South and Hudson’s on Whyte Tap houses. In 2003, Mr. Ross formed Auto Spa Car Wash and Detailing. Mr Ross was a member of YEO (Young Entrepreneurs Organization) and served on its executive committee. Mr. Ross has no formal accounting or finance back ground but does have several years of hands-on business experience, is familiar with accounting procedures and has a full understanding of financial statements.

Ronald Nittritz, has served as a director and our Secretary and Treasurer since April 14, 2004. Mr. Nittritz has been the president and owner of RN Systems Technologies, a computer repair and networking company; he is a Microsoft Certified Professional. Mr. Nittritz has attended Bellingham Technical College where he studied computer programming, and graduated with honors from CDI College of Business and Technology as an Internet and Network Support Specialist.

The Officers of the company do not devote their full time and attention to our affairs.  We estimate that Mr. Ross devotes approximately 25% of his time to our business and Mr. Nittritz less than 20%.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

D uring the past five years, no present or former director or executive officer of the Company has been the subject of: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this

prospectus, by:

       (i) each  stockholder known by us to be  the  beneficial

           owner of five (5%) percent or more of our outstanding

           common stock;

       (ii)each of the our executive officers and directors;

       (iii) all executive officers and directors as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.

         Name and Address     Amount and Nature of      Percent

         Beneficial Owner     Beneficial Owner          of Class

         Desmond Ross        6,000,000                   40.96%

         All Executive

         Officers and Directors

         as a group

         (1 person)           6,000,000                  40.96%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 8926 Shepherd Way Delta BC, Canada V6C 4K1

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. By reason of representations made in their original subscription documents, and because each of them still own the purchased securities, we believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security.  A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us that will, or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur, holders are entitled to receive, ratably, that portion of our net assets available  after payment of debts and distribution is made to the preferred stockholders, if any, who are given preferred rights upon  liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 14,650,000 shares of our common stock issued and outstanding, held by Forty-one(41) stockholders of record, including the 6,000,000 shares owned by Mr. Ross

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in one or more series and is further authorized to establish such series, to fix and determine the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.

Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

The financial statements for the year ended June 30, 2006, included in this prospectus and registration statement have been audited by Jewett Schwartz and Associates, Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada, USA on April 14, 2004 , and are based in Delta, British Columbia, Canada. We have not been subject or party to any bankruptcy, receivership or similar proceeding. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months , we have a specific business plan to execute, and are in the early developmental stage. Effective May 18, 2004, we entered into an agreement through our wholly owned subsidiary , QV Ventures Ltd ., a British Columbia Corporation,

to acquire the prior development, existing designs and pilot implementation of the Mediflow Software Program from 3493734 Manitoba, Ltd. a company managed by Larry Cherrett of Winnipeg Manitoba, Canada . On November 17, 2005 our original purchase agreement was amended to provide for the additional sums of $3,000 upon execution of the amended agreement and a further payment of $10,000 in lieu of 100,000 shares (which have been subsequently cancelled) of the company’s stock due by March 15, 2006 and was further extended to July 31, 2006 with a final date of September 15, 2006 in which $10,000 must be paid. To date we have paid the additional sum of $10,000 on August 22, 2006,and have paid and additional $250 for the extension to September 2006, bringing our total acquisition cost to $18,250. A royalty of 2% of net revenues until the amount paid or payable exceeds $250,000, and thereafter, at the rate of 1% of net revenues in perpetuity.  We are also obliged to expend at least $255,000 for further development of the software over an indeterminate schedule ..

Regarding the additional development expenditures, the budget was arrived at by 3493734 Manitoba Ltd. , who will manage the development in furtherance of anticipated royalties , and Starcom Technologies , who will be performing the development work. Neither Manitoba nor Starcom can guarantee that the budget will be sufficient to complete the development work.   Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

There is no relationship between the Company or the Company’s Management with Larry Cherrett, 3493734 Manitoba Ltd., World Star Holdings or Starcom Technologies , other than set out above.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to develop and market the Mediflow S oftware Program. We plan to market our software and related support service s to Doctors and other health professionals in the U.S. and Canada.  We are currently in the development stage and have not begun revenue producing activities.  Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it.

Current and Planned Development

On May 18, 2004, our wholly owned subsidiary , QV Ventures Ltd. A British Columbia Corporation, entered into an agreement to acquire the prior development, designs and pilot implementation of the MediFlow Software Program from 34937343 Manitoba Ltd. a company managed by Larry Cherrett of Winnipeg Manitoba Canada. World Star Holdings originally developed the original design and implementation methodology for the software program , which was transferred to 34493734 Manitoba for monies owed by World Star in satisfaction of a debenture registered in the Province of Manitoba.

At the time of our acquisition the program was fully operational in a Visual Basic format , with the ability to track, diagnose, and recommend treatment in patients, utilizing the information input into the software’s database by the healthcare professional and compares the data to public domain information . The software can also provide HIPAA-compliant access to patient information to third party specialists information through the interactive use of text, audio, pictures or video both encapsulated and streaming; these Audio and Visual capabilities are present in the form of .wav files, allowing for third party software interface to make these features functional.  We know that acquisition or lease of a broader third party medical information and pathology database will assist us in marketing our product, and will consider such acquisition as funds become available.

Since then, we have continued to test and implement the preliminary design and development of our web and demonstration sites. We have mainly focused our limited resources on organizational activities , testing the software and implement ing the preliminary design of our web site. Testing activities have been principally conducted by our management and 3 Business associates, and testing has been informal and limited to available time.

We intend to commence marketing activities for the MediFlow Software Product based on its current stage of development and to continue testing and further development as further impetus for our marketing program.  We estimate the development period required to complete further development and upgrades for our software program would be six months to two years depending on the availability of funds at an estimated cost of $255,000.  At present we have sufficient funds to engage consultants and or contractors on a limited basis and to proceed with our development plan.

Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.  While we are able to proceed with continued development and upgrades of our software program on a limited basis without additional funding, we will need additional funding in order to fully complete the further development and upgrades of the Mediflow software program.

Our business plan , which we will implement based on the current development status of the product, has two parts:

1.  Development of Web Site and Demonstration Site

For marketing of our product, our plan includes the development of a company website and web-based demonstration platform for our software program. Our web site will incorporate information about ourselves and our products.  The demonstration site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.

We have retained a skilled website developer to prepare the Company website, but have not yet commenced development of the demonstration platform.  We expect the Company website will launch during April 2007.  Work on the demonstration platform will commence as funds become available.

2.  Marketing of the Mediflow software program

Our objective will be to commence marketing the Mediflow product upon launch of the Company website.   Our marketing strategy is proposed to be directed toward the medical profession located in the U.S. or Canada. We plan to outsource includ ing the development of logos, art and design work .  Our Company website is nearly complete, but we will also work with marketing and other consultants to improve its functionality and appearance ..  We expect to outsource product sales functions for the foreseeable future.  We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts, will provide the best value and allow our management to concentrate on the further development of our product and managing the Company.  We estimate that the initial cost of marketing would be $75,000, this includes the costs of Marketing consultants as well. To date we have not identified such a firm or consultants.

Intellectual Property

We have limited protection for our intellectual property.  We have made no applications to register the “MediFlow” mark in the US or any other country. Currently, the MediFlow mark is registered for use in sales of a water pillow and a combination hair/hand dryer; a previous registration for computer software has expired, and we find no record that the registrant ever used the mark or marketed a product.  We have obtained the right to use the Internet domain name www.medi-flow.com. We do not have and cannot acquire any property rights in an Internet address. Additionally, we have no rights to the domain names www.quantumventures.com and www.mediflow.com .  It is important to protection of our mark that we launch or website and commence marketing activities as soon as possible in order to protect our rights.  Upon “first use” we intend to seek registration of the “MediFlow” mark in the U.S. and Canada, although there are no assurances that we will be granted rights thereto or be able to protect such rights if granted.

We expect to protect our rights in the software through a combination of trademark, copyright law, trade secret protection, and confidentially agreements .  We do not have confidentiality agreements with our officers and directors or all of the technical consultants.  We believe, however, that our officers and directors’ fiduciary obligations to the Company should give us recourse in the event of a misappropriation of the code underlying our software.

None of the technical consultants have been provided with complete access to the coding underlying our software.  As funds are available, we intend to complete such trademark and copyright applications to the extent that such protections are available to us.

Non Disclosure and Confidentiality Agreement

We have confidentiality agreements with certain of the technical consultants we work with.  The agreement contractually obligates the recipient and its agents, employees, members, representatives and affiliates to keep the software code and any other proprietary information confidential.  The document further requires the recipient to require any third parties working in conjunction with the recipient to agree to the terms of confidentiality and non-disclosure. In addition, trade secret law also provides additional protection of improper use of proprietary software code. In the event a third party improperly obtained the software code or reverse engineered the software code, the Company has a contractual ability to litigate and look for injunctive relief and damages.  As with any contractual protective document, it requires the Company to be fiscally capable of pursuing litigation and cannot guarantee complete protection from improper disclosure (such as if the software code is transferred offshore or the Company is unaware of an improper transfer).

Competition

There are numerous established, better capitalized companies in the medical software market space.   We will potentially compete with numerous providers of medical software and medical services companies such as, the Mayo Clinic, Tripp Data Base, Disease Data Base.com, Doctors Guide-www.plsgroup.com, www.pubmed.com (National Libraries of Medicine) and www.mednets.com to name a few,  all of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. Moreover, proven track records are of paramount consideration in selecting vendors. Our main competition is Mayer Zev Enterprises, who have developed their own Infectious disease analytical tool.

While our management team has significant business experience, we, as a company, have no proven track record in the medical software industry. We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

National Research Council (Canada)

The NRC Industrial Research Assistance Program (NRC-IRAP) provides a range of both technical and business oriented advisory services along with potential financial support to growth-oriented Canadian small and medium-sized enterprises (SME’S). The program is delivered by an extensive integrated network of 260 professionals in 100 communities across the country. Working directly with these clients, NRC-IRAP supports innovative research and development and commercialization of new products and services.

NRC-IRAP provides non-repayable contributions to Canadian SMEs interested in growing by using technology to commercialize services, products and processes in Canadian and international markets. NRC-IRAP also provides mentoring support and invests on a cost-shared basis for research and pre-competitive development technical projects, upon assessment of a project and firm by a team of Industrial Technology Advisors. NRC-IRAP's partner organizations also receive contributions to provide technical and research assistance to Canadian SMEs.

To date we have not made application to the National Research Council Industrial Research Assistance Program (NRC-IRAP) and there can be no assurance that we will qualify to receive a grant or additional funding from this avenue.

Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet.  The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;

     *     User privacy;

     *     Pricing controls;

     *     Characteristics and quality of products and services;

     *     Consumer protection;

     *     Cross-border commerce;

     *     Libel and defamation;

     *     Copyright, trademark and patent infringement; and

     *     Other claims based on the nature and content of Internet

           materials.

These new laws may impact our ability to develop and market our Mediflow software system in accordance with our business plan. We may have to qualify to do business in other jurisdictions. If we commence our Mediflow software business, we anticipate that our sales and our customers will be in multiple states and foreign  countries.  As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country.  Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions. Additionally, we will have to comply in Canada with  Canada’s Privacy Act of 1996 and in the United States with the Medical Records Act of 1995 and the Health Insurance Portability and Accountability Act of 1996 (HIPAA) with respect to the electronic transmission of Medical records.

Research and Development Expenditures

We have not expended any money on research and development as yet, but have devoted significant time from our officers, directors and technical associates in such matters.  We have however spent to date $18,000.00 on the acquisition of prior development costs and plan to expend in the next 24 month period the sum of $255,000 on expenses associated with the further development and continuous upgrading of our software program, $75,000 on Marketing, $ 10,000 on additional equipment,$3500 on trade marking, $6500 on Website development. We expect to raise additional funding through either debt or equity funding and is most likely to be equity funding by way of private placement or initial public offering. Also, Management has agreed to make or arrange for short term loans to the company, in absence of additional funding.

However, it is doubtful that these short term loans would be adequate to cover the total amount of funds needed to complete our business plan and we have not made any arrangements for a line of credit or other form of debt financing.

Providing we can raise additional funding we expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program..

Environmental Regulations

We are not aware of any environmental laws that will be

applicable to the operation of our business.

Employees

We currently have no full-time employees, two part-time employees.  Mr. Desmond Ross, our President and Chief Executive Officer is a part-time employee and Ronald Nittritz our Secretary treasurer is also a part-time employee  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION

Current Operation Development

We have not begun revenue-producing activities and have produced no revenues to date and have had limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $15,000 on legal fees, 5,000 on Blue Sky Fees, $5,000 on Accounting and $1,000 on transfer agent fees.

Additionally, we intend on spending $3,500 on the registration of trade marks, $6500 on development of our web and demonstration sites and $ 10,000 on Additional computers and servers, 75,000 on marketing, and $255,000 on further development expenditures.

In furtherance of our business model:

Our plan of operations for the twelve months following the date of this registration statement is as follows:

1. Registering Trademark

We will apply to register the “MediFlow” mark for use in trade as applied to medical tracking software. in Canada and the U . S . .. We estimate costs of  approximately $3500.00 .  Our filing should be completed within 30 to 60 Days , but the review process could take two years or longer, depending on objections.     We will engage Coastal Trade Mark Services of Vancouver BC in April 2007, to perform these services.

2. Upgrade of Software

We have commenced the process of upgrading the existing software code and will need additional financing to complete these upgrades. We estimate the cost of this initial upgrade to be $50,000. We are pursuing additional funding in order to complete our upgrades. To date we have accomplished the following tasks with respect to the upgrade of our software. We have extensively tested the current software, we have analyzed and targeted areas in the original source code for upgrades, these areas include, the installation program, database, the program’s compiler, additionally, there is no uninstall program in our current version of the program so any data or files have to be deleted manually from the program. As an additional upgrade we would add in an uninstall program. We anticipate commencing these upgrades in April 2007 and are currently in the process of scheduling programming time with a qualified programmer.

Starcom Technologies has prepared a development Budget for us as follows:

2 computer scientists proficient in Microsoft C++ $100.00 per hour

1 Senior Programmer 10 Years + Experience   $100.00 per hour

Programming Tools, Licenses and Runtime   $ 50.00 per hour

Work to be Performed:

Initial Upgrade From Visual Basic to Microsoft Java Enabled C++

200 hours                                                                                           $50,000.00

Create Intelligent Template Website for World Wide Access

150 hours

                                          $37,500.00

Create ADO Net Libraries

150 hours

                                          $37,500.00

Redesign Client Interface

200 hours

                                           $50,000.00

Specialist Interactive Server Dataset and tables

200 hours

                                        $50,000.00

Create Data Relation Classes for Multiple Infectious Diseases

100 hours

                                       $25,000.00

Create Pre-Formatted Box, Manual and Insert Card

Information

100 hours

                                       $25,000.00

Total Upgrade and Now Programming

                                      $275,000

3.  Complete Development of Web and Demonstration Sites

We expect our Company website to launch in April 2007 with a cost of approximately $1,500, and to commence work on our web-based d emonstration site after we have completed our upgrades, p rovided funds are available . We anticipate that the costs of creating our demonstration website will be approximately $5,000.

4. Purchase of Additional Equipment

Once our web and demonstration sites are completed we will look to purchasing additional equipment in the form of computers and servers this will allow us to do our own hosting as well as give us a higher level of security. We estimate that this additional equipment will cost approximately $10,000.00

5.  Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and that we will incorporate into an advertising and marketing campaign .  We anticipate that initial marketing expenses, including travel for the first year will be approximately $75,000.  We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm.

Employees and Consultants

We currently have no full-time employees, two part-time employees, Mr. Desmond Ross, our President and Chief Executive Officer and Ronald Nittritz our Secretary and Treasurer.  Our full-time and part-time employee and consulting positions are not expected to exceed 4 persons in the near future, including , a senior programmer/developer at an estimated rate of $60-$75 per hour and a website designer/developer at an estimated rate of $60-$75 per hour.  We will contract with other consultants for specialized development to the extent required We estimate this will cost $100-150 per hour. We estimate the cost associated with hiring employees and consultants for the Company’s initial development phase would be approximately $50,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

We have not begun revenue-producing activities and have produced no revenues to date .  Our operations have been limited to organizational activities, purchasing the MediFlow Software System, testing the software, and creating our Company website.  We have relied on the sale of our s ecurities for funding to date. We have additional expenditures planned relative to this offering, including $1000 on Transfer Agent fees, $5,000 on Accounting fees, $15,000 on Legal fees and 5,000 on Blue Sky fees over the next year in order to become a reporting Company. As at December 31, 2006 we had current assets of $ 17,074. We currently have enough cash on hand to pay the remaining costs of this offering of which we have spent approximately $ 20 ,500 of these costs from our equity funding that was raised from May 2004 through June 2004.  Additionally, as a provision our agreement we are required to spend an additional $255,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work.

W e have not entered into any further agreements regarding the future development of our software and no fixed time frame has been required by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. There are no assurances that we can complete development of the software under the Manitoba/Starcom budget.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success.  For similar reasons, our auditors have included in their report covering our financial statements for the period from incorporation to December 31, 2006, that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through December 31, 2006 we incurred a deficit of $ 75,426 .. Through December 31, 2006, we funded our operations through the sale of our equity securities. In June 2004, we completed the sale of 8,650,000 shares of common stock for proceeds to us of $86,500.00. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to carry out our plan of operations and complete our further development of our software program and our web and demonstration sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan.

Our financial plan requires us to seek additional capital in the private and/or public equity markets.  This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock. Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $4,000.00 per month or a total of $48,000 over the next twelve month period. This figure was arrived at in order to try and create a balanced budget Through our first year of operations, however, the budget may vary significantly as further development progresses. In the absence of third-party funding, Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period.  Although management has indicated a willingness to provide additional financing for such limited operations, we have no written commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.  If we receive no additional funding, we will eventually have to cease operations. It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding.

If we are unable to obtain additional funding to conduct our development program. While it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b) our ability to successfully market our software program

    to potential customers;

(c) our ability  to for use of  our  software program  that will enable us to  generate  revenues that exceed our operating costs; and

(d) the introduction and availability of competing services.

     As a result of the material uncertainties discussed above

     regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

      We believe the above discussion contains a number of

     forward-looking statements.  Our actual results and our actual plan of operations May differ materially from what is stated

     above.  Factors which May cause our actual results or our

     actual plan of operations to vary include, among other things,

     decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property.  Our principal executive offices provided  by Mr. Ronald Nittritz our Secretary, Treasurer and a director, at 8926 Shepherd Way Delta BC, Canada he provides this at no cost to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Desmond Ross may be considered a promoter within the meaning of the federal securities Laws. At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a full-time basis.  They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts.  We currently have no agreements with members of our management team. We have not determined when an employment agreement would be entered into with Desmond Ross, our President however we have determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-one(41) registered stockholders.

Rule 144 Shares

All of the selling shareholders are eligible to sell their shares under provisions of Regulation S and Rule 144(k).  In addition, so long as the other provisions of Rule 144 are met, including the requirement for adequate current public information, Mr. Ross may sell up to 1% of the number of shares of our common stock then outstanding in any 90 day period, which, in our case, will equal approximately 146,500 shares as of the date of this prospectus .  Mr. Ross’ sales under Rule 144 are also subject to manner of sale provisions and notice requirements .

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 6,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all

compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our

Chief Executive Officer in the fiscal year ended June 30, 2006;

and (b) each of our executive officers who earned more than

$100,000 during the fiscal year ended June 30, 2006:

                                         Other    Securities

                                         Annual   Underlying       All

Name and           Fiscal                Compen-  Options/ LTIP    Other

Principal Position Year   Salary Bonus   sation   SARs (#)Payouts  Compensation

Desmond Ross     2004     -      -        -         -         -      -

President, CEO   2005     -      -        -         -         -      -

                 2006     -      -        -         -         -      -

Ronald Nittritz  2004     -      $1,000   -         -         -      -

Secretary,       2005     -      -        -         -         -      -

Treasurer        2006     -      -        -         -         -      -

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers during our most recent fiscal year ended.  We have also not granted any stock options to executive officers.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director.  No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment

and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on F orm SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549.  Copies of these materials May also be obtained from the SEC's Public Reference at 100 F Street, N.E., Washington D.C. 20549, upon the payment of prescribed fees.  You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.

We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.  This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at

http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders including our annual audited financial statements.

FINANCIAL STATEMENTS

                                QUANTUM VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended June 30, 2005, for the period ended April 14, 2004 (inception) through June 30, 2004 and the period ended April 14, 2004 (inception) through June 30, 2005

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Quantum Ventures, Inc.

     We have audited the accompanying balance sheet of Quantum Ventures, Inc. (a Development Stage Company) as of June 30, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended June 30, 2006 and 2005, the period from April 14, 2004 (inception) through June 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantum Ventures, Inc. as of June 30, 2006, and the results of its operations and its cash flows for the years ended June 30, 2006 and 2005, the period from April 14, 2004 (inception) through June 30, 2006 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, & Associates

Hollywood, Florida

November 2, 2006

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

June 30,
2006

ASSETS

Current Assets
Cash	$ 39,678

Total Current Assets	39,678

Total assets	$ 39,678

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$ 13,500
Technology purchase agreement payable	10,000

Total Current Liabilities	23,500

Stockholders' Equity
Common stock, $.001 par value 50,000,000 shares authorized
14,650,000 shares issued and outstanding	14,650
Additional paid-in capital	77,850
Deficit accumulated during the development stage	(76,322)

Total Stockholders' Equity	16,178

Total Liabilites and Stockholders' Equity	$ 39,678

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year	For the Period
	Ended	Ended	from April 14,
	June 30, 2006	June 30, 2005	2004 (inception)
			to June 30, 2006

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	26,654	34,111	70,322
Impairment of intangible asset		6,000	6,000

Total operating expenses	26,654	40,111	76,322

Net loss before provision for income taxes	(26,654)	(40,111)	(76,322)

Provision for income taxes	-	-	-

Net loss	(26,654)	(40,111)	(76,322)

Weighted average common shares outstanding -
Basic and diluted	14,650,000	14,650,000	14,650,000

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)	$ (0.01)

QUANTUM VENTURES, INC.
		(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

		Common Stock
		50,000,000 shares authorized		Additional		Total
		Shares	Par Value	Paid-in	Accumulated	Stockholders'
		Issued	$.001 per share	Capital	Deficit	Equity

BALANCE, APRIL 14, 2004 (INCEPTION)		-	$ -	$ -	$ -
	Common shares issued at par value	-	-	-	-
	Common shares issued at $0.001 per share	8,650,000	8,650	77,850	-	86,500
	Common shares issued at $0.001 per share	6,000,000	6,000	-	-	6,000

	Net loss	-	-	-	(9,557)	(9,557)

BALANCE, JUNE 30, 2004	LANCE AT JUNE 30, 2004	14,650,000	$ 14,650	$ 77,850	$ (9,557)	$ 82,943
	Net loss	-	-	-	(40,111)	(40,111)

BALANCE, JUNE 30, 2005	LANCE AT JUNE 30, 2005	14,650,000	$ 14,650	$ 77,850	$ (49,668)	$ 42,832
	Net loss	-	-	-	(26,654)	(26,654)

BALANCE, JUNE 30, 2005	LANCE AT JUNE 30, 2006	14,650,000	$ 14,650	$ 77,850	$ (76,322)	$ 16,178

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months	Twelve Months	For the Period
	Ended	Ended	from April 14,
	June 30, 2006	June 30, 2005	2004 (inception)
			to June 30, 2006
Cash Flows From Operating Activities
Net loss	$ (26,654)	$ (40,111)	$ (76,322)
Impairment of intangible asset		6,000	6,000
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	500	520	10,500
Technology purchase payable		7,000	12,000

Net cash provided by (used in) operating activities	(26,154)	(26,591)	(47,822)

Cash flows from investing activities
Payment for technology rights	-		(5,000)

Net cash used in investing activities	-		(5,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-		92,500

Net cash provided by financing activities	-	-	92,500

Increase (decrease) in cash and cash equivalents	(26,154)	(26,591)	39,678

Cash and Cash Equivalents, Beginning of Period	65,832	92,423	-

Cash and Cash Equivalents, End of Period	$ 39,678	$ 65,832	$ 39,678

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online office service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $26,654 for the year ended June 30, 2006; and a net loss of $76,322 for the period from April14, 2004 (inception) to June 30, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Quantum Ventures Ltd., (QVL), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the SFAS No. 53 “Foreign Currency Translation”.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2006 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of June 30, 2006 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Authoritative Pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (EITF 03-01). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (SFAS 115) and equity securities that are not subject to the scope of

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

SFAS 115 and not accounted for under the equity method of accounting.  As of June 30, 2006, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” (EITF 04-08), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated.  EITF 04-08 did not impact earnings per share in 2006.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the consolidated statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are to be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective.  Based on the number of awards outstanding as of June 30, 2006 (and without giving effect to any awards which may be granted in 2006), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

 In November 2004, the FASB issued SFAS No. 151, "Inventory Costs."  The new statement amends APB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities.  This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS 123(R)), “Share-Based Payment.”  This statement replaces SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

Issued to Employees.”  SFAS 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period.  The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company does not expect the adoption of this SFAS 123(R) to have a material impact relating to outstanding options/warrants since a majority of the awards granted at June 30, 2006 will be fully vested prior to our adoption.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

By an agreement dated May 19, 2004 the Company purchased software, known as “Mediflow” in consideration of payment to the Vendor of $18,000.  This agreement requires an initial non-refundable deposit of $5,000, $3,000 due upon the execution of the agreement, and the remaining $10,000 to be paid during April 2006 and was subsequently amended to extend the payment period to July31, 2006 but no later than September 15, 2006. As of June 30, 2006, the balance of $10,000 has been accrued.

  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.

NOTE 5 – STOCKHOLDERS’ EQUITY

On May 7, 2004, the Company issued 8,650,000 of its common shares for cash of $86,500.

On June 30, 2004, the Company issued 6,000,000 of its common shares for cash of $6,000.

NOTE 6 - INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense

items reported for financial accounting and tax purposes in different periods.   A deferred

tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. A valuation allowance of 100% of the deferred tax assets was made, there are no deferred taxes as of June 30, 2006.

There was no income tax expense for the years ended June 30, 2006 due to the Company’s net losses.

The Company’s tax benefit differs from the “expected” tax benefit for the years ended June 30, 2006, which is (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2006 and the period April 14, 2004 (inception)

through June 30, 2006

	2006	2005	April 14, 2004 (inception) Through June 30, 2006
Computed “expected” tax benefit	$9,300	$ 14,100	$ 26,700
Less; benefit of operating loss carryforwards	9,300	$ 14,100	$ 26,700
	$-	-	-

The effects of temporary differences that gave rise to deferred tax assets at June 30, 2006 are as follows:

2006
Current	$-
Non-current	76,322
Total gross deferred tax assets	76,322
Less valuation allowance	(76,322)
Net deferred tax assets	$-

The Company has a net operating loss carryforward of $76,322 available to offset future taxable income through 2020.

               QUANTUM VENTURES, INC.

              (A Development Stage Company)

                 FINANCIAL STATEMENTS

                                                            September 31, 2006

Page
Balance Sheets	F-13
Statements of Operations	F-14
Statements of Cash Flows	F-15
Notes to Financial Statements………………………………………………………..	16-23

QUANTUM VENTURES, INC.
(A Development Stage Company)

BALANCE SHEET

September 30,
2006

ASSETS

Current Assets
Cash	$ 27,695

Total Current Assets	27,695

Total assets	$ 27,695

Stockholders' Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
14,650,000 shares issued and outstanding	14,650
Additional paid-in capital	77,850
Deficit accumulated during the development stage	(64,805)

Total Stockholders' Equity	$ 27,695

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Three	For the Three	For the Period	For the Period
	Months Ended	Months Ended	from April 14,	from April 14,
	September 30,	September 30,	2004 (inception)	2004 (inception)
	2006	2005	to September 30,	to September 30,
			2005	2006

REVENUES	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	1,983	1,308	50,988	78,305

Total operating expenses	1,983	1,308	50,988	78,305

Net loss before provision for income taxes	(1,983)	(1,308)	(50,988)	(78,305)

Provision for income taxes	-	-	-	-

Net loss	$ (1,983.00)	$ (1,308.00)	$ (50,988.00)	$ (78,305.00)

Weighted average common shares outstanding -
Basic and diluted	14,650,000	14,650,000

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Three	For the Three	For the Period
	Months Ended	Months Ended	from April 14,
	September 30,	September 30,	2004 (inception)
	2006	2005	to September 30,
			2006
Cash Flows From Operating Activities
Net loss	$ (1,983)	$ (1,308)	$ (78,305)
Impairment of intangible asset	-	-	6,000
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	(10,000)	(6,000)	500
Technology purchase payable	-	-	12,000

Net Cash Used In Operating Activities	(11,983)	(7,308)	(59,805)

Cash Flows From Investing Activities
Payment for technology rights	-	-	(5,000)

Net Cash Used In Investing Activities	-	-	(5,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	-	92,500

Net Cash Provided By Financing Activities	-	-	92,500

Decrease in Cash and Cash Equivalents	(11,983)	(7,308)	27,695

Cash and Cash Equivalents, Beginning of Period	39,678	65,820	-

Cash and Cash Equivalents, End of Period	$ 27,695	$ 58,512	$ 27,695

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the Company’s financial statements for the periods of April 14, 2004 (inception) through June 30, 2006 and April 14, 2004 (inception) through June 30, 2005. The results of operations for the three months ended September 30, 2006 are not necessarily indicative of the results for the full fiscal year ending June 30, 2006.

NOTE 2 - NATURE OF OPERATIONS

Organization

Quantum Ventures, Inc. (the “Company”) was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of office system software.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $1,983 for the three months ended September 30, 2006; a net loss of $50,988 for the period April 14, 2004 (inception) to September 30, 2005; and a net loss of $78,305 for the period from April 14, 2004 (inception) to September 30, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7. “Accounting and Reporting by Development Stage Enterprises.”

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary QV Ventures Ltd. (QVL), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the SFAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for September 30, 2005 pursuant to the SFAS No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of September 30, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not materially affect its consolidated results of operations and financial position.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition

FSP FAS  123(R)-5  was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The  provisions in this FSP shall be applied in the first  reporting  period  beginning after the date the FSP is posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 18, 2004 the Company purchased software, known as “Mediflow” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006.  As of September 30, 2006, the entire remaining balance of $10,000 has been paid.

NOTE 5- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended September 30, 2006 or April 14, 2004 (inception) through September 30, 2006.

There was no income tax expense for the period ended September 30, 2006 and April 14, 2004 (inception) through September 30, 2006 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the three months ended September 30, 2006 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2006 and 2005

(Unaudited)

NOTE 5- INCOME TAXES, Cont.

		2006	2005		April 14, 2004 (inception) through September 30, 2006
Computed “expected” tax benefit	$	(449)	$(449)	$	(26,600)
Benefit of operating loss carry-forwards		449	449		26,600
		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2006 are as follows:

Deferred tax assets:		2006
Current deferred tax assets	$
Total gross deferred tax assets		26,600
Less valuation allowance		(26,600)
Net deferred tax assets		$-

The Company has a net operating loss carry-forward of approximately $78,300 available to offset future taxable income through 2019.

   QUANTUM VENTURES, INC.

   (A Development Stage Company)

  FINANCIAL STATEMENTS

                                                      December 31, 2006

Page
Balance Sheets	F-24
Statements of Operations	F-25
Statements of Cash Flows	F-26
Notes to Financial Statements………………………………………………………..	27-12

QUANTUM VENTURES, INC.
(A Development Stage Company)

BALANCE SHEET

December 31,
2006

ASSETS

Current Assets
Cash	$ 17,074.38

Total Current Assets	$ 17,074.38

Total assets	$ 17,074.38

STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	$ -
Common stock, $.001 par value 50,000,000 shares authorized
14,650,000 shares issued and outstanding	$ 14,650.00
Additional paid-in capital	$ 77,850.00
Deficit accumulated during the development stage	$ (75,425.62)

Total Stockholders' Equity	$ 17,074.38

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Three	For the Three	For the Six	For the Six	For the Period
	Months Ended	Months Ended	Months Ended	Months Ended	from April 14,
	December 31,	December 31,	December 31,	December 31,	2004 (inception)
	2006	2005	2006	2005	to December 31,
					2006

REVENUES	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	10,621	3,044	12,604	1,364	(75,426)

Total operating expenses	10,621	3,044	12,604	1,364	(75,426)

Net loss before provision for income taxes	(10,621)	(3,044)	(12,604)	(1,364)	75,426

Provision for income taxes	-	-	-	-	-

Net loss	$ (10,621)	$ (3,044)	$ (12,604)	$ (1,364)	$ 75,426

Weighted average common shares outstanding -
Basic and diluted	14,650,000	14,650,000	14,650,000	14,650,000

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Six	For the Six	For the Period
	Months Ended	Months Ended	from April 14,
	December 31,	December 31,	2004 (inception)
	2006	2005	to December 31,
			2006
Cash Flows From Operating Activities
Net loss	$ (12,604)	$ (1,364)	$ (88,926)
Impairment of intangible asset	-	-	6,000
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	(10,000)	(6,000)	500
Technology purchase payable	-	-	12,000

Net Cash Used In Operating Activities	(22,604)	(7,364)	(70,426)

Cash Flows From Investing Activities
Payment for technology rights	-	-	(5,000)

Net Cash Used In Investing Activities	-	-	(5,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	-	92,500

Net Cash Provided By Financing Activities	-	-	92,500

Increase in Cash and Cash Equivalents	(22,604)	(7,364)	17,074

Cash and Cash Equivalents, Beginning of Period	39,678	65,832	-

Cash and Cash Equivalents, End of Period	$ 17,074	$ 58,468	$ 17,074

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the Company’s financial statements for the periods of April 14, 2004 (inception) through June 30, 2006 and April 14, 2004 (inception) through June 30, 2005. The results of operations for the three months ended December 31, 2006 are not necessarily indicative of the results for the full fiscal year ending June 30, 2007.

NOTE 2 - NATURE OF OPERATIONS

Organization

Quantum Ventures, Inc. (the “Company”) was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of office system software.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $2,004 for the six months ended December 31, 2006; a net loss of $51,032 for the period April 14, 2004 (inception) to December 31, 2005; and a net loss of $78,326 for the period from April 14, 2004 (inception) to December 31, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary QV Ventures Ltd. (QVL), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the SFAS No. 52 “Foreign Currency Translation”.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES, Cont.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for December 31, 2005 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of December 31, 2006 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

Recent Accounting Pronouncements

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006.  Based on zero shares and awards outstanding as of December 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Nonmonetary Exchange

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" (SFAS 153). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES, Cont.

exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES, Cont.

significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than December 31, 2005.  FIN No. 47 did not impact the Company for the three months ended December 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 18, 2004 the Company purchased software, known as “Mediflow” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006.  As of September 30, 2006, the entire remaining balance of $10,000 has been paid.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2006 and 2005

(Unaudited)

NOTE 5- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended December 31, 2006 or April 14, 2004 (inception) through December 31, 2005.

There was no income tax expense for the period ended December 31, 2006 and April 14, 2004 (inception) through December 31, 2005 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the three months ended December 31, 2006 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

		2006	2005		April 14, 2004 (inception) through December 31, 2006
Computed “expected” tax benefit	$	(8)	$(15)	$	(27,000)
Benefit of operating loss carry-forwards		8	15		27,000
		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are as follows:

Deferred tax assets:		2006
Current deferred tax assets	$
Total gross deferred tax assets		27,000
Less valuation allowance		(27,000)
Net deferred tax assets		$-

The Company has a net operating loss carry-forward of approximately $78,500 available to offset future taxable income through 2019.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on April 14, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. Effective January 3,2006  our former auditors Amisano Hanson Chartered Accountants Of Vancouver BC Canada resigned, and the company engaged Jewett Schwartz And Associates Certified Public Accountants of Hollywood Florida USA. From inception our principal accountant's report on the financial statements for either of the past two years has not contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope. or accounting principles.

The decision to change auditors was a decision by management, that in the event that the company moves its operations to the United States, we would have to engage a new independent auditor based out of the United States. While we were content with our previous auditor, management felt it prudent to make the change.

 Other than previously mentioned, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

         Miscellaneous                           NIL

         Securities and Exchange Commission

         registration fee                        11.08

         Transfer Agent Fees                   1,000.00

         Accounting fees and expenses          5,000.00

         Legal fees and expenses              15,000.00

         Blue Sky Fees                         5,000.00

                                              _________

         Total                               $26,011.08

All amounts are estimates other than the Commission's registration fee. As at December 31, 2006 $20,500 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 6,000,000 shares of common stock on May 7, 2004 to Mr. Desmond Ross,

at a price of $0.001. We completed an offering of 8,650,000 shares of our common stock at a price of $0.01 per share to a total of 40 purchasers on June 30, 2004.  The total amount received from this offering was $86,500.  We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers. By agreement dated May 18, 2004, 100,000 of the company’s common shares were issued to 3493734 Manitoba Ltd. as part of the acquisition of the Mediflow software program and were subsequently cancelled November 19, 2005

(See Exhibit 10.1). We did not utilize an underwriter for any of the foregoing.

Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.

 EXHIBITS

Number      Description of exhibit

3.1         Articles of Incorporation*

3.2         Bylaws*

3.3         Articles of Incorporation of QV Ventures Ltd.*

4.1         Regulation "S" Securities Subscription Agreement*

5.1         Opinion of Joseph I Emas, Attorney at Law, with consent to use

1.1

Technology Purchase Agreement (amended) with 3493734 Manitoba Ltd.

Dated November 19, 2005.*

10.2        Amending Agreement Dated May 31, 2006*

10.3         Form of Non-Disclosure and Confidentiality Agreement*

16           Letter from Amisano Hanson Chartered Accountants

23.1        Consent of Jewett, Schwartz and Associates Certified Public

            Accountants

23.2        Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)

 * previously filed on form SB-2

UNDERTAKINGS

     The undersigned registrant hereby undertakes:

1.

    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

Small business issuers do not need to give the statements in paragraphs (a)(1)(i) and (a)(1)(ii) of this Item if the registration statement is on Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act; and

3.

Small business issuers do not need to give the statements in paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this Item if the registration statement is on Form S-3 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is deemed part of and included in the registration statement.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 SIGNATURES

In accordance with the requirements of the Securities Act of

1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-

2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on

April 16 , 2007.

Quantum Ventures Inc.

(Registrant)

By:/s/Desmond Ross

      Desmond Ross

      President, Principal Executive, Financial

      And Accounting Officer

   In accordance with the requirements of the Securities Act of

1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                 Title              Date: April 16 2007

- ----------------------------------------------------------------------------

/s/Desmond Ross   President, Chief Executive       April 16 , 2007

Desmond Ross      Officer and Director

                 (Principal Executive, Financial and

                  Accounting Officer)

/s/Ronald Nittritz     Secretary, Treasurer and

Ronald Nittritz        Director                    April 16 , 2007